Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Investment Company Act File No. 811-23079) on Form N-2 of ABS Long/Short Strategies Fund (the Fund) of our report dated June 28, 2018, relating to our audit of the financial statements and financial highlights, which appear in the Fund’s April 30, 2018 Annual Report to Shareholders. We also consent to use in this Registration Statement of our reports dated June 25, 2014, June 24, 2015, June 24, 2016 relating to our audits of the financial statements of ABS (3)(c)(1) LP for the years ended December 31, 2013, December 31, 2014 and December 31, 2015 respectively.

We also consent to the references to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Prospectuses and Statement of Additional Information. On October 26, 2015 we changed the name of our firm from McGladrey LLP to RSM US LLP.

Boston, Massachusetts
July 13, 2018